UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013 (July 12, 2013)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-184677	38-3888962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Ouachita Community Hospital

On July 12, 2013, following the completion of its due diligence review of the Ouachita Community Hospital located in West Monroe, Louisiana, American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the property on that same date. Pursuant to the terms of the purchase and sale agreement dated May 21, 2013, the Company’s obligation to close upon the acquisition of the fee simple interest in the Ouachita Community Hospital was subject to the satisfactory completion of a due diligence review of the property, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller.

The description of the Ouachita Community Hospital set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2013, the Company, through a subsidiary of its operating partnership, closed its acquisition of the fee simple interest in the Ouachita Community Hospital located in West Monroe, Louisiana for a contract purchase price of $6.8 million, exclusive of closing costs. The seller of the property was Ouachita Medical Properties, L.C., an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The property contains 17,830 rentable square feet and is 100% leased to IASIS Ouachita Community Hospital, L.P. The lease is fully guaranteed by IASIS Glenwood Regional Medical Center, LP. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 20-year term which commenced in February 2004 and expires in February 2024 and has 10.6 years remaining at acquisition. The annualized straight-line rental income for the initial term will be $0.6 million.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired (Lessee)

Set forth below are summary financial statements of IASIS Healthcare LLC, the majority owner of the guarantor of the lease. IASIS Healthcare LLC currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding IASIS Healthcare LLC are taken from such filings:

	Six Months Ended March 31, 2013 (Unaudited)	Year Ended
(Amounts in Thousands)		September 30, 2012 (Audited)	September 30, 2011 (Audited)	September 30, 2010 (Audited)
Statements of Operations Data
Net revenue	$1,295,049	$2,535,615	$2,536,433	$2,325,372
Earnings from continuing operations before gain on disposal of assets and income taxes	9,581	34,678	74,572	122,086
Net earnings attributable to IASIS Healthcare LLC	3,697	22,876	31,361	66,467

(Amounts in Thousands)	March 31, 2013 (Unaudited)	September 30, 2012 (Audited)	September 30, 2011 (Audited)	September 30, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$2,690,817	$2,681,616	$2,679,777	$2,353,194
Long-term debt and capital lease obligation	1,847,889	1,853,107	1,864,749	1,044,887
Total equity	146,017	151,372	127,790	712,506

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: July 18, 2013	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer